Exhibit 4.1.6

KEY ENERGY SERVICES, INC.
AND
THE GUARANTORS NAMED HEREIN

8 3/8% SENIOR NOTES DUE 2014

FIFTH SUPPLEMENTAL INDENTURE
Dated as of January 17, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of January 17, 2013, is among Key Energy Services, Inc., a Maryland corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into an Indenture, dated as of November 29, 2007, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $425,000,000 in principal amount of 8 3/8% Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 9.1 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any holder of the Notes to reflect the assumption of the Company’s or a Subsidiary Guarantor’s obligations to holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s properties or assets, as provided for in the Indenture;

WHEREAS, Key Energy Services California, Inc., a Texas corporation (“Key California”), Key Marine Services, LLC (“Key Marine”), a Delaware limited liability company, and Key Energy Services, LLC, a Texas limited liability company (“KES LLC”), are Subsidiary Guarantors under the Indenture;

WHEREAS, the Company has taken all actions required to effect the merger, effective December 31, 2012, of Key California and Key Marine with and into KES LLC; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Fifth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Fifth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Fifth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. Key California and Key Marine are hereby released from their guarantees and related obligations under the Indenture and will hereafter cease to be Subsidiary Guarantors under, or party to, the Indenture. The notation on the Securities relating to the Guarantees shall be deemed to exclude the name of Key California and Key Marine and the signatures of Officers of Key California and Key Marine on its behalf.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fifth Supplemental Indenture. This Fifth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee.

Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIFTH SUPPLEMENTAL INDENTURE.

Section 3.04. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

KEY ENERGY SERVICES, INC.

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

GUARANTORS:

KEY ENERGY SERVICES, LLC

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

KES MEXICO HOLDING COMPANY, LLC (formerly Key Energy Services Mexico, Inc.)

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

KEY ENERGY SERVICES (MEXICO), LLC

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

MISR KEY ENERGY INVESTMENTS, LLC

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

MISR KEY ENERGY SERVICES, LLC

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

KEY ENERGY MEXICO, LLC

By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ JULIE HOFFMAN-RAMOS
Julie Hoffman-Ramos
Vice President